UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2010
VENTAS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10989	61-1055020

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wacker Drive, Suite 4800, Chicago, Illinois	60606

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (877) 483-6827
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.
The disclosure contained in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement” and Exhibits 4.1 and 4.2 to this Current Report on Form 8-K are incorporated in this Item 1.01 by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On November 16, 2010, Ventas Realty, Limited Partnership and Ventas Capital Corporation (collectively, the “Issuers”), each a wholly owned subsidiary of Ventas, Inc. (the “Company”), issued and sold $400.0 million aggregate principal amount of their 3.125% Senior Notes due 2015 (the “Notes”) in a registered public offering pursuant to a Registration Statement on Form S-3 (File No. 333-158424) filed under the Securities Act of 1933, as amended, which Registration Statement became automatically effective on April 6, 2009. The Notes were sold pursuant to an Underwriting Agreement dated November 8, 2010 among the Issuers, the Company, and the underwriters named therein.
The Notes mature on November 30, 2015. The Notes bear interest at a rate of 3.125% per annum, payable semi-annually in arrears on May 30 and November 30 of each year, commencing on May 30, 2011. The Notes are unconditionally guaranteed on a senior unsecured basis by the Company.
The Notes are general unsecured obligations of the Issuers and the Company, ranking equal in right of payment with all of such entities’ existing and future senior unsecured indebtedness and ranking senior in right of payment to all of such entities’ existing and future subordinated indebtedness. However, the Notes will be effectively subordinated to all of such entities’ secured borrowings to the extent of the assets securing those obligations. The Notes will also be structurally subordinated to the indebtedness and other obligations of the Company’s subsidiaries (other than the Issuers).
The Company intends to use the net proceeds from the sale of the Notes to repay indebtedness outstanding under its unsecured revolving credit facilities and for working capital and other general corporate purposes, including to fund future acquisitions or investments, if any.
The terms of the Notes, summarized below, are governed by the Indenture dated as of September 19, 2006 (the “Base Indenture”), as amended by the Third Supplemental Indenture dated as of November 16, 2010 (the “Third Supplemental Indenture”), among the Issuers, the Company and U.S. Bank National Association, as trustee. The Base Indenture, as so amended (the “Indenture”), contains certain covenants that limit the Company’s and its subsidiaries’ ability to incur debt, incur secured debt and merge, consolidate or transfer all or substantially all of their assets, taken as a whole. The Company and its subsidiaries are also required to maintain total unencumbered assets of at least 150% of their unsecured debt.

The Issuers may redeem the Notes, in whole at any time or in part from time to time, at a redemption price equal to 100% of the principal amount thereof, together with any accrued and unpaid interest thereon to the redemption date, plus a make-whole premium.
The Indenture contains certain customary events of default, including without limitation: failure to make required payments; failure to comply with certain agreements or covenants; cross-defaults to certain other indebtedness in excess of specified amounts; and certain events of bankruptcy and insolvency. An event of default under the Indenture will allow either the trustee or the holders of at least 25% in principal amount of the then outstanding Notes to accelerate, or in certain cases will automatically cause the acceleration of, the amounts due under the Notes.
U.S. Bank National Association, the trustee under the Indenture, is also the trustee under each of the indentures relating to the Issuers’ 9% Senior Notes due 2012, 6 1/2% Senior Notes due 2016, and 6 3/4% Senior Notes due 2017 and the Company’s 3 7/8% Convertible Senior Notes due 2011.
The foregoing description of the Notes and the Indenture is qualified by reference in its entirety to the Base Indenture and the Third Supplemental Indenture, copies of which are filed herewith or incorporated by reference herein as Exhibits 4.1 and 4.2, respectively, and incorporated in this Item 2.03 by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Businesses Acquired.
Not applicable.
(b) Pro Forma Financial Information.
Not applicable.
(c) Shell Company Transactions.
Not applicable.
(d) Exhibits:

Exhibit
Number	Description
4.1
Indenture dated as of September 19, 2006 by and among Ventas, Inc., Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuer(s), the Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-3, File No. 333-133115).

4.2
Third Supplemental Indenture dated as of November 16, 2010 by and among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, Ventas, Inc., as Guarantor, and U.S. Bank National Association, as Trustee.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: November 18, 2010	By:	/s/ T. Richard Riney
T. Richard Riney
Executive Vice President, Chief Administrative Officer, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit
Number	Description
4.1
Indenture dated as of September 19, 2006 by and among Ventas, Inc., Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuer(s), the Guarantors named therein, as Guarantors, and U.S. Bank National Association, as Trustee (incorporated by reference to Exhibit 4.9 to the Company’s Registration Statement on Form S-3, File No. 333-133115).

4.2
Third Supplemental Indenture dated as of November 16, 2010 by and among Ventas Realty, Limited Partnership and Ventas Capital Corporation, as Issuers, Ventas, Inc., as Guarantors, and U.S. Bank National Association, as Trustee.